Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 12, 2006 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the "Company") included in its Annual Report on Form 10-KSB being filed by the Company, for the fiscal year ended April 30, 2006.


                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"

      Toronto, Ontario, Canada
      July 28, 2006                                        Chartered Accountants

         1167 Caledonia Road
         Toronto, Ontario M6A 2X1
         Tel: 416 785 5353
         Fax: 416 785 5663